SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]       CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
                                                   BY RULE 14A-6 (E) (2))


[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 NEWCOM, INC.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


PRELIMINARY PROXY MATERIALS
                                  NEWCOM, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 29, 1999

To the Stockholders of NewCom, Inc.:

         A Special Meeting of Stockholders of NewCom, Inc., a Delaware corporation (the "Company"), will be held on Friday, January 29, 1999, at 10:00 a.m., P.S.T., at the Company's principal executive offices, located at 31166 Via Colinas, Westlake Village, California 91362, for the following purposes:

                   (1) To approve  the  issuance  of  securities  by the Company pursuant to two private placements completed in November and December 1998; and

                  (2) To transact any other business which may properly come before the meeting.

          Stockholders of record at the close of business on January 11, 1999 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

         All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. The giving of your proxy will not affect your right to vote in person should you later decide to attend the meeting.

         Any Stockholder of record of the Company at the close of business on January 11, 1999 may attend. Any beneficial owner of shares with a letter of authorization from his recordholder may attend the meeting.

                                          By Order of the Board of Directors


                                          Michael I. Froch
                                          Secretary

Westlake Village, California
January 18, 1999

                                  NEWCOM, INC.
                                31166 Via Colinas
                       Westlake Village, California 91362
                                                            (818) 597-3200

                                 PROXY STATEMENT

                                                           January 18, 1999

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NewCom, Inc. ("NewCom" or the "Company") for a Special Meeting of Stockholders to be held at 10:00 a.m. on January 29, 1999 (the "Special Meeting") and any postponements or adjournments thereof. Any Stockholder giving a proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the Stockholder on the proxy card; and, if no choice is specified, they will be voted (i) "FOR" the proposal approving the issuance of the Company's securities pursuant to the November 1998 and December 1998 Private Placements, and (ii) in the discretion of the persons acting as proxies, for any other matters. Your cooperation in promptly returning the enclosed proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

         Only Stockholders of record at the close of business on January 11, 1999 are entitled to receive notice of and to vote at the meeting. On that date, NewCom had outstanding 11,337,953 shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Special Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

         In accordance with Delaware law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

            In the event that sufficient votes in favor of the proposal are not received by the date of the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

         The cost of preparing, assembling, printing and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Special Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities. This Proxy Statement and the accompanying Notice of Special Meeting and form of Proxy are being mailed or delivered to Stockholders on or about January 18, 1999.

         The Board of Directors of the Company  recommends that the Stockholders
vote  "FOR"  the  Proposal   approving  the  November  1998  and  December  1998
Placements.

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PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN
THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING YOUR SHARES MAY BE VOTED.
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


                      PROPOSAL TO APPROVE NOVEMBER 1998 AND
                            DECEMBER 1998 PLACEMENTS

             This Proposal seeks Stockholder approval for all of the securities which have been issued and may in the future be issuable under the terms of two private placements completed by the Company in November 1998 and December 1998 (these two placements are referred to as the "November 1998 Private Placement" and the "December 1998 Private Placement," respectively). This Proposal is being submitted to the Stockholders for their approval in order to assure compliance with the listing requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and to satisfy the terms of the December 1998 Placement. The affirmative vote of the holders of a majority of the shares of Common Stock voting at the Special Meeting is required for approval of the Proposal.

         In November 1998 and December 1998 the Company completed two private placements of its securities, resulting in gross proceeds to the Company from the sale of its equity securities of $1.75 million and $3.0 million, respectively. The December 1998 Placement also included a short term loan of $1.0 million. The proceeds of these offerings are being utilized by the Company for working capital.

         Companies whose securities are listed on the Nasdaq National Market are required to obtain stockholder approval for the sale or issuance of their Common Stock (or securities convertible into or exercisable for common stock) in an amount equal to 20% or more of its outstanding shares for less than the greater of its book or market value. Immediately prior to the December 1998 Placement the Company had 10,466,665 shares outstanding. The December Placement resulted in the issuance of 871,288 shares of Common Stock and warrants to purchase 241,337 shares of Common Stock. In addition, the December 1998 Placement provided for the issuance of "repricing rights" whereby the investors may be entitled to receive an indeterminate number of additional shares, depending upon the future market price of NewCom's Common Stock. The December 1998 Placement also provided for the sale and issuance of an additional $1.0 million of the Company's Common Stock and "repricing rights" in a second financing which has not yet been consummated and is subject to certain conditions.

         Because of the possibility that the number of shares of Common Stock issued and issuable in connection with the December 1998 Placement could exceed 20% of NewCom's outstanding Common Stock, depending upon the number of shares issued upon exercise of the repricing rights, the financing documents required that NewCom obtain Stockholder approval of the December 1998 Placement within 60 days of the initial closing of the financing. The financing documents also require that NewCom's majority stockholder, Aura Systems, Inc. ("Aura"), vote in favor of the financing and furnish a proxy to representatives of the investors to vote in favor of the financing. Accordingly, the Company is submitting to its Stockholders for approval the December 1998 Financing.

         The Company is also submitting the November 1998 Placement for approval by the Stockholders as part of this Proposal. Although the Company does not believe that approval of this financing is required by Nasdaq rules, the Company is submitting this financing for Stockholder approval as part of the Proposal to avoid any uncertainty about compliance with Nasdaq rules, as the November 1998 Placement could be deemed by Nasdaq to be related to the December 1998 Placement.

         As of January 11, 1999, the record date for the Special Meeting, Aura owned 6,882,896 shares of Common Stock, or 60.7% of the outstanding Common Stock on such date. Because approval of this proposal requires the affirmative vote of a majority of the shares of Common Stock in attendance at the Meeting, either in person or by proxy, and because Aura has agreed to vote, and has granted an irrevocable proxy to representatives of the investors to vote, in favor of this Proposal, Stockholder approval of the December 1998 Placement is assured, whether or not any other Stockholders vote in favor of the proposal.

         The Board of Directors of the Company  recommends that the Stockholders
vote  "FOR"  the  Proposal   approving  the  November  1998  and  December  1998
Placements.

         Following is a summary of certain terms of the November 1998 and December 1998 Placements.

The December 1998 Placement

         On  December  1,  1998  (the  "Initial  Closing  Date"),   the  Company
consummated a private placement of its Common Stock, Warrants and Repricing Rights pursuant to Regulation D of the Securities Act of 1933 to three private investors. On the Initial Closing Date the Company received gross proceeds of $3 million in exchange for the issuance of 871,288 shares of its Common Stock, Warrants exercisable for five years for up to 166,337 shares of Common Stock at an exercise price of $4.54, and 792,088 Repricing Rights.

         Under the terms of this financing the parties are committed to fund an additional $1 million in exchange for Common Stock and Repricing Rights between 65-95 days after a Registration Statement covering the resale of the securities issued in connection with the initial $3 million financing has been declared effective by the Securities and Exchange Commission ("SEC"), subject to the satisfaction of certain conditions (the "Second Closing"). These conditions include the requirement that the average market price of NewCom's Common Stock (defined as the two lowest closing bid prices during the 20 trading days immediately preceding the Second Closing date) be at least $4.00 at the time of the Second Closing.

         At the Second Closing the investors are entitled to receive the number of shares of Common Stock equal to 110% of the amount determined by dividing $1 million by the market value of the Common Stock at the time of the Second Closing (the "Second Closing Date Price," which is equal to the average closing bid prices for the five consecutive trading days ending on the day immediately preceding the Second Closing date)(the "Second Closing Shares"). The investors are also entitled to receive Repricing Rights at the Second Closing equal to 90.91% of the number of Second Closing Shares issued.

         On December 28, 1998, the same investors consummated an additional financing with NewCom and Aura whereby they advanced an aggregate of $1.0 million to NewCom pursuant to certain Notes secured by a junior lien on NewCom's inventory and accounts receivable and issued an aggregate of 75,000 Warrants to purchase NewCom Common Stock. The Notes bear interest at the rate of 10% and are due and payable on the earlier of January 31, 1999, or the date on which NewCom increases its existing line of credit. The 75,000 Warrants have a term of five years and are initially exercisable for 75,000 shares of Common Stock at an exercise price of $3.75. The exercise price is automatically adjusted six months following their issuance to the lower of $3.75 or the market price of NewCom Common Stock at such time, in accordance with a specified formula. References in this Proxy Statement to the December 1998 Placement include the financing consummated on December 1, 1998 and the additional financing consummated on December 28, 1998.

         Repricing Rights

         The Repricing Rights entitle the holder to purchase that number of shares of Common Stock ("Repricing Shares") determined by multiplying the number of Repricing Rights by a fraction, the numerator of which is the Repricing Price minus the Average Market Price (as defined below), and the denominator of which is the Average Market Price (defined as the two lowest closing bid prices during the 20 trading days immediately preceding the exercise date of the Repricing Rights).

         The "Repricing Price" for the 792,088 Repricing Rights received on the Initial Closing Date is $4.32, being 114% of the Initial Closing Date Price of $3.79 (computed based upon the average closing bid prices for the five consecutive trading days ending on the day immediately preceding the Initial Closing Date) if the Repricing Rights are exercised within 135 days of the Initial Closing Date; $4.40, being 116% of the Initial Closing Date Price, if the Repricing Rights are exercised between the 136th and 180th day of the Initial Closing Date; and an additional 2% during each 45 day period following 180 days from the Initial Closing Date.

         The "Repricing Price" for the Repricing Rights issuable at the Second Closing is 114% of the Second Closing Date Price if the Repricing Rights are exercised within 45 days of the Second Closing Date; 116% if the Repricing Rights are exercised between the 46th and 90th day of the Second Closing Date; and an additional 2% during each 45 day period following 180 days from the Second Closing Date.

         The Repricing Price is increased by 7.5% if the Common Stock is listed for trading on the Nasdaq SmallCap Market, and 15% if the Common Stock is not listed on a national stock exchange or the Nasdaq Stock Market or upon the occurrence of a "Repurchase Event" described below.

         The investors also have the right to elect to receive shares of Aura Common Stock ("Aura Repricing Shares") upon exercise of the Repricing Rights in lieu of NewCom Common Stock, based upon the market value of Aura Common Stock at the time of exercise of the Repricing Rights.

         Restrictions On Exercise of Repricing Rights

        During each consecutive 30 day period during which any Repricing Rights first become exercisable until June 29, 1999, the investor may not exercise more than 20% of the then issued Repricing Rights. Any unutilized Repricing Rights in a 30 day period may be carried forward to subsequent periods. In no event may Repricing Rights be exercisable if such exercise would result in the investor and its affiliates beneficially owning more than 9.9% of the Company's outstanding Common Stock.

         Termination of Repricing Rights

         Subject to certain terms and conditions, so long as each of the Company and Aura is in compliance in all material respects with the terms of the financing documents and a Registration Statement covering the Common Stock held by the investors is in effect, 20% the Repricing Rights shall terminate on the first trading date in a calendar month if in the preceding month the average market price during the preceding month is greater than $4.73 and the average daily trading volume in such preceding month is greater than the average daily trading volume for the 30 days prior to December 1, 1998.

         Repurchase of Repricing Rights

         The Company is entitled to repurchase exercised Repricing Rights within seven trading days of the date of exercise of Repurchase Rights by paying to the holder an amount in cash equal to the closing sale price of the Common Stock on the date of exercise multiplied by the number of Repricing Shares otherwise required to be issued.

         Repurchase Right of Investor

         Upon the occurrence of a "Repurchase Event" described below, each investor has been granted the right to require the Company to repurchase the Common Stock and Repricing Rights acquired from the Company at the per share price equal to the average of the closing sale prices of the Common Stock for the five trading days ending on the trading day preceding the date of repurchase. In addition, if the Company fails to obtain stockholder approval for this financing being solicited by this Proxy Statement on or before January 29, 1999, the investors are entitled to require the Company to repurchase the Common Stock, Repricing Rights and Warrants for the amount equal to the number of shares of Common Stock received by the investor at the Initial Closing multiplied by $4.17, being 110% of the Initial Closing Date Price.

         For purposes of exercising the investor's repurchase right, a Repurchase Event includes the following events: no closing bid prices are reported for the Common Stock on a national securities exchange or the Nasdaq Stock Market for five consecutive days; the Common Stock ceases to be listed for trading on a national securities exchange or the Nasdaq Stock Market; a Registration Statement covering the Common Stock issued or issuable to the investors is not filed with the SEC by January 29, 1999, or the Registration Statement is not declared effective by the SEC by March 31, 1999; the investor is unable to sell shares under the Registration Statement for 30 or more days after the Registration Statement becomes effective; the Company fails to issue Repricing Shares as and when required; the Company fails to remove restrictive legends from share certificates for the Common Stock as and when required; the Company or Aura defaults under material obligations under the financing documents and such default remains uncured for a period of 15 days after an investor provides notice of the default to the Company; NewCom merges with or is acquired by another company whose common stock is not listed for trading on a national securities exchange or The Nasdaq Stock Market; or the Company amends its certificate of incorporation or bylaws in a manner which materially and adversely affects the rights of the investors.

         Restrictions on Issuance of Additional Securities

          The financing documents contain certain restrictions on the Company's ability to issue additional securities. Specifically, the Company may not issue any additional securities which would require stockholder approval under Nasdaq rules without either obtaining a waiver from Nasdaq or obtaining stockholder approval if such issuance would be deemed by Nasdaq to be part of the December 1998 Placement. In addition, until June 26, 1999, subject to certain exceptions, the Company is prohibited from issuing its equity securities without the consent of the investors. The investors have also been granted a right of first refusal for any financings similar to the December 1998 Placement during the period from the Second Closing Date to December 1, 1999, and for any other proposed financings involving the sale of Common Stock at a discount during the period between June 26, 1999 and December 1, 1999.

         Restrictions on Transfer of Purchased Securities

          The securities issued or proposed to be issued in the December 1998 Placement have not been registered under the Securities Act of 1933 and are being issued under exemptions from registration afforded under Regulation D of the Securities Act and Section 4(2). Therefore, these securities cannot be transferred unless the resale of these securities is registered under the Securities Act or an exemption from registration is available. The Company has agreed to use its best efforts to register the resale of the Common Stock acquired by the investors in the December 1998 Placement, including Repricing Shares and shares issuable upon exercise of the Warrants. Aura has also agreed to use its best efforts to register Aura Common Stock issuable upon exercise of the Repricing Rights.

The November 1998 Placement

         In November 1998, the Company completed a private placement of its Common Stock, Warrants and repricing rights pursuant to Regulation D of the Securities Act of 1933 to a private investor. Under the terms of the placement the Company received gross proceeds of $1.75 million in exchange for the issuance of 466,665 shares of its Common Stock ("November Placement Shares"), Warrants exercisable for up to 58,000 shares of Common Stock at an exercise price of $4.87, and repricing rights (the "November Repricing Rights") for the November Placement Shares. Repricing Rights

         The November Repricing Rights entitle the holder to purchase that number of shares of Common Stock ("November Repricing Shares") determined by multiplying the number of November Repricing Rights during a repricing period by a fraction, the numerator of which is the November Repricing Price (as determined below) minus the average market price (defined as the average of the 20 lowest bid prices in the 45 day period preceding the repricing date, and the denominator of which is the average market price. 50% of the November Repricing Rights are automatically exercised on the 45th and 90th days following the effective date of a Registration Statement covering the Common Stock issued or issuable in connection with the November 1998 Placement. If no shares are issuable upon the exercise of the November Repricing Rights, the November Repricing Rights terminate.

         The "November Repricing Price" for the November Repricing Rights is $4.275 (114% of the initial per share purchase price) if the November Repricing Rights are exercised on the 45th day following the effectiveness of the Registration Statement; $4.35 (116% of the initial per share per share purchase price) if the November Repricing Rights are exercised on 90th day following the effective date of the Registration Statement.

         Right of Redemption by NewCom

         The Company is entitled to repurchase the November Placement Shares and the Warrants for a purchase price equal to the amount of the original purchase price of the securities plus 1.67% per month for each month following the closing of the November 1998 Placement. The Company is also entitled to repurchase the November Repricing Rights for the market value of the November Repricing Rights.

         Restrictions on Transfer of Purchased Securities

          The securities issued or proposed to be issued in the November 1998 Placement have not been registered under the Securities Act of 1933 and are being issued under exemptions from registration afforded under Regulation D of the Securities Act and Section 4(2). Therefore, these securities cannot be transferred unless the resale of these securities is registered under the Securities Act or an exemption from registration is available. The Company has agreed to use its best efforts to register the Common Stock acquired by the investors in the November 1998 Placement, including Repricing Shares and shares issuable upon exercise of the Warrants.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock owned as of December 28, 1998 (i) by each person who is known by NewCom to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock, (ii) by each of the Company's directors and certain executive officers, and (iii) by all directors and executive officers as a group:

                Directors, Officers and                        Number of Shares        Percent of Shares
              Certain Beneficial Owners                      Beneficially Owned        Beneficially Owned (1)

Aura Systems, Inc.(3)                                              6,882,896                  60.7%
Sultan W. Khan(2)(4)                                                 269,634                    *
Asif W. Khan(2)(4)                                                   269,634                    *
Steven C. Veen(2)                                                          -                    -
Michael I. Froch (2)                                                       -
Zane Alsabery(2)(5)                                                   35,833                    *
Gerald S. Papazian(2)                                                      -                    *
Alexander Remington(2)                                                     -                    *
James Curran(2)                                                            -                    *
Saied Kashani(2)                                                           -                    *
Richard A. Rappaport(2)                                                    -                    *
Mellon Bank Corporation(6)(7)                                      1,100,000                   9.7%
P.R.I.F., L.P.(8)(10)(11)                                            915,867(9)                7.9%
H.B. and Co., Inc.(8)(10)(11)                                        915,867(9)                7.9%
Henry Brachfeld(8)(10)(11)                                           915,867(9)                7.9%
Excalibur Limited Partnership(8)(12)                                 915,867(9)                7.9%
Excalibur Capital Management, Inc.(8)(12)                            915,867(9)                7.9%
William S. Hechter(8)(12)                                            915,867(9)                7.9%
All executive officers and directors
    as a group (10 persons)                                          575,101                   5.1%

*Denotes less than 1%.
         (1) Except as indicated by footnote, beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the beneficial ownership percentage of the person holding such options but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)      C/o NewCom, Inc., 31166 Via Colinas, Westlake Village, CA 91362

(3) May be deemed to be a parent or promoter of the Company, as those terms are defined in the Securities Act. Aura has agreed to vote all shares held by it for a period of forty-eight (48) months from September, 1997 for the election to the Company's Board of Directors of two designees of the Underwriter of the Company's Initial Public Offering reasonably acceptable to the Company.

(4) Includes 48,329 shares of Common Stock issuable pursuant to options, which are exercisable within 60 days of December 28, 1998.

(5) Includes 8,777 shares of Common Stock issuable pursuant to options, which are exercisable within 60 days of December 28, 1998.

(6) Share ownership data based on a Schedule 13G, dated as of January 29, 1998 by Mellon Bank Corporation and affiliated entities.

(7) c/o Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

(8) P.R.I.F., L.P., H.B. and Co., Inc., Henry Brachfeld, Excalibur Limited Partnership, Excalibur Capital Management, Inc. and William S. Hechter are members of a group which share the power to dispose of these shares. Therefore, the shares reflected as beneficially owned by each of such persons are the same shares reflected as being beneficially owned by each of the other members of the group.

(9) Includes an aggregate of 189,794 shares of Common Stock which are issuable pursuant to warrants which are exercisable with 60 days of December 28, 1998. Does not include shares issuable from time to time upon exercise of Repricing Rights. The Repricing Rights and warrants may not be exercised if such exercise would result in the investor and its affiliates beneficially owning more than 9.9% of the Company's outstanding Common Stock. Such persons directly or indirectly share the power to dispose all such 915,867 shares. Of such shares, P.R.I.F., L.P., H.B. and Co., Inc. and Henry Brachfeld share the power to vote 541,102 shares, and Excalibur Limited Partnership, Excalibur Capital Management, Inc. and William S. Hechter share the power to vote 374,765 shares.

(10)     Lilian  Brachfeld is the sole  stockholder  of H.B. and Co., Inc.
         the wife of Mr. Brachfeld. By reason of such status Mrs. Brachfeld may be deemed to be the beneficial owner of Common Stock beneficially owned by H.B. and Co., Inc. and Mr. Brachfeld. Mrs. Brachfeld disclaims beneficial ownership of all such shares pursuant to Rule 13d-4 under the Securities Exchange Act of 1934.

(11) C/o 175 Bloor Street East, South Tower, 7th Floor, Toronto, Ontario M4W3R8, Canada.

(12)     C/o 205 Venta Drive, Toronto, Ontario M5P 3A1, Canada.

                                  MISCELLANEOUS

Stockholder Proposals

         Stockholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 1999 Annual Meeting of Stockholders must be received at the offices of the Company by April 16, 1999 to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Secretary, NewCom, Inc., 31166 Via Colinas, Westlake Village, California 91362.

Other Matters

         Neither NewCom nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Special Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

         Representatives of the Company's independent auditors, Pannell Kerr Forster, are expected to be present at the meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. Pannell Kerr Forster has served as the Company's independent auditors since 1997.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

                                  NEWCOM, INC.
                                31166 Via Colinas
                       Westlake Village, California 91362


    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 29, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Steven C. Veen and Sultan W. Khan, and each of them, Proxies, with full power of substitution in each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Shareholders of NewCom, Inc. on Friday, January 29, 1999, at 10:00 a.m. at the Company's headquarters located at 31166 Via Colinas, Westlake Village, California 91362, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. APPROVAL OF THE NOVEMBER 1998 PRIVATE PLACEMENT AND DECEMBER 1998 PRIVATE PLACEMENT

          FOR                                AGAINST                    ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

                                          DATED:___________,1999



                        Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          ---------------------------
                                          Signature



                                          ---------------------------
                                          Signature if held jointly


                                     PLAN    DO NOT PLAN TO
                                   ATTEND THE SPECIAL MEETING


          Please mark, sign, date and return this proxy card promptly using the enclosed envelope.